                                                                  EXHIBIT 10.02
                                LDI CORPORATION

                             AMENDED AND RESTATED
                           EMPLOYEE STOCK OPTION PLAN

1. INCENTIVE PURPOSE. The purpose of the LDI Corporation Employee Stock Option Plan (the "Plan") is to encourage and enable certain officers and other key management employees of LDI Corporation, a Delaware Corporation (the "Company"), and its subsidiaries to acquire a larger stock ownership and personal financial interest in the Company and thereby provide additional incentive for the promotion of the welfare of the Company and for the continued service of the participants with the Company.

2. AMOUNT OF STOCK. Upon the approval of the Plan by the shareholders, there shall be reserved, allotted and set aside for issuance under the Plan 1,500,000 of the presently authorized but unissued Common Shares, $.01 par value, of the Company (the "Common Shares"), subject to Paragraph 13.

3. ADMINISTRATION. The Board of Directors or a duly appointed committee thereof (the "Board") will designate employees to whom incentive or nonqualified stock options are to be granted and will specify the number of shares subject to each such option. The Board shall be authorized to administer the Plan in accordance with its terms and may adopt and amend such rules and regulations as the Board may desire concerning the conduct of its affairs. The interpretation and construction by the Board of any provision of the Plan or of any stock option granted under it shall be final. No member of the Board shall be liable for any action or determination made in good faith.

4. PARTICIPATION. Subject to the limitations herein set forth, the Board may grant incentive or nonqualified stock options from time to time during the period ending April 30, 1997 to such officers or other key management employees of the Company or any subsidiary thereof as in the opinion of the Board will best further the interests of the Company and achieve the purposes of the Plan. No option shall be granted to any individual who, at the time the option is granted, shall not be an employee of the Company or subsidiary thereof.

5. THE OPTION PRICE. Except as provided in Paragraph 7, the option price per Share of Common Stock to be paid upon the exercise of any stock option shall be not less than the fair market value per share at the time the option is granted, as determined by the Board. Such fair market value shall be the closing sale price per share (or in the event there are no sales, then the average of the closing bid and asked prices per share), on NASDAQ on the last trading day preceding the date on which the option is granted.

6. LENGTH OF OPTION. Each incentive stock option shall by its terms provide that it is not exercisable after nine (9) years from the date it is granted; provided, however, if an employee, at the time an incentive stock option is granted to him owns more than ten percent (10%) of the total combined voting power of all classes of stock of the employer corporation and its parent or subsidiary corporation (taking into account the attribution of stock ownership rules set forth in Section 425 (d) of the Internal Revenue Code) such option shall be its terms provide that it is not exercisable after five (5) years from the date it is granted. Each nonqualified stock option shall by its terms provide that it is not exercisable after eleven
         (11) years from the date it is granted. Each option shall also provide that it may not be exercised prior to one year from the date it is granted.

         Thereafter, not more than twenty percent (20%) of the number of Share of Common Stock subject thereto may be purchased during any succeeding one-year period; provided, however, that any unexercised option may be exercised any succeeding year of the term of the option. The Board may, on a case-by-case basis, at any time on or after the date of the grant of any option and during the term thereof, accelerate the schedule of the time or times when an option granted under this Plan may be exercised. Except as provided in Paragraphs 8, 9 and 10 hereof, no option may be exercised unless the optionee is, at the time of such exercise, in the employ of the Company or of a subsidiary thereof and shall have been continuously so employed since the granting of his option. Absence or leave approved by the Board in accordance with applicable provisions of the Internal Revenue Code and Regulations shall not be considered an interruption of employment for any purpose of the Plan.

7. LIMITATION ON GRANTING OF OPTIONS. The aggregate fair market value (determined at the time the option is granted) of the stock, with respect to which incentive stock options are exercisable for the first time by any employee during any calendar year (under all option plans of his employer corporation and its parent and subsidiary corporations), shall not exceed $100,000. If an employee, at the time an incentive stock option is granted to him, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the employer corporation or its parent or subsidiary corporations (taking into account the attribution of stock ownership rules set forth in Section 425(d) of the Internal Revenue
         Code), the option price per Common Share to be paid upon the exercise of such option shall not be less than one hundred and ten percent (110%) of the fair market value per Common Share at the time the option is granted, as determined in accordance with Paragraph 5.

8. TERMINATION OF EMPLOYMENT. If an optionee shall cease to be employed by the Company or a subsidiary thereof on account of normal retirement, early retirement, or disability retirement, either physical or mental, or on account of physical or mental disability, he may exercise his option to the extent that he was entitled to exercise it at the date of such cessation or for such greater number of shares subject to the option as to which the Board may authorize an acceleration of time of exercise under the option. If such cessation of employment is for any reason other than death or permanent and total disability (within the meaning of Section 105(d) (4) of the Internal Revenue Code), said optionee may exercise his option to the same extent, but only within the three months next succeeding such cessation of employment; provided, however, that in the event of an uninterrupted transfer of employment to or between the Company and/or any parent or subsidiary corporation of the Company, such option shall continue in effect until the employee ceases to be employed by all such affiliated corporations. Neither the Plan, nor the granting of any option thereunder, will confer upon any optionee any right with respect to continuance of employment by the Company, or any subsidiary thereof, nor will it interfere in any way with his right, or the employer's right, to terminate his employment at any time.

9. DEATH OF OPTIONEE. In the event of the death of an optionee while in the employ of the Company or a subsidiary thereof, the options theretofore granted to him shall be exercisable only within one year next succeeding such death, or within the balance of the period of the option if less than one year, and then only by the administrator or executor of his estate and to the extent that the deceased optionee was entitled to exercise it at the date of his death.

10. DISABILITY OF OPTIONEE. In the event of the permanent and total disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code) of the optionee while in the employ of the Company or a subsidiary thereof, the options theretofore granted to him shall be exercisable only within one year next succeeding his cessation of employment.

11. NONASSIGNABILITY. Each option shall by its terms provide that it is not transferable by the optionee otherwise than by will or the laws of descent and distribution and that it is exercisable during his lifetime, only by the optionee, and after his death, only by his administrator or executor, as above provided.

12. METHOD OF EXERCISE. Exercise of options shall be by the execution by the person entitled at the time to exercise the options of a written notice of such exercise and delivery thereof to the Company at its principal office in Cleveland, Ohio, which notice shall specify the number of shares being purchased. In the case of shares of Common Stock purchased under options (unless such shares of Common Stock have in either case been registered under the Securities Act of 1933 (the "1933 Act")), the written notice shall contain a representation in form approved by the Company that such shares are being acquired not with a view to resale or distribution and will not be sold or otherwise transferred except upon compliance with the 1933 Act and the Rules and Regulations issued thereunder. In the case of the exercise of an option, such notice shall be accompanied by payment in full of the purchase price of such shares. The payment may be made in cash or in shares of Common Stock valued at the closing sales price per share (or in the event there are no sales, then the average of the closing bid and asked prices per share), on the NASDAQ on the last trading day preceding the date on which the option is exercised. Upon receipt of such notice and payment, the Company will promptly issue and deliver its certificate for `the number of shares of Common Stock being purchased under options. No person, estate or other entity shall have any of the rights of a shareholder with reference to shares of Common Stock subject to an option until a certificate or certificates for the shares have been delivered. An option granted under this Plan may be exercised for any lesser number of shares than the full amount for which it could be exercised. Such a partial exercise of an option shall not affect the right to exercise the option from time to time in accordance with this Plan for the remaining shares subject to the option.

13. ADJUSTMENTS. In the event of any change in the number or kind of outstanding shares of the Company by reason of recapitalization, merger, consolidation, reorganization, separation, liquidation, stock split, stock dividend, combination of shares or any other change in the corporate structure or shares of stock of the Company, the Board in its discretion shall make an appropriate adjustment in the number and kind of shares for which options may thereafter be granted both in the aggregate and as to each optionee, as well as in the number and kind of shares subject to options theretofore granted and the option price payable upon exercise of such options.

14. REALLOCATION OF UNUSED SHARES. Shares which are not purchased under options which terminate or lapse may be used for the further grant of options under the Plan.

15. EXPIRATION AND TERMINATION OF THE PLAN. Options may be granted under the Plan at any time up to and including April 30, 1997, on which date the Plan will expire, except as to options then outstanding under the Plan, which options shall remain in effect until they have been exercised or have expired.

16. AMENDMENT AND REVOCATION. The Board shall have the right to alter, amend or revoke the Plan or any part thereof at any time and from time to time; provided, however, that without approval of the shareholders, the Board may not make any alteration or amendment to the Plan which would change the maximum number of shares which may be issued under the Plan, change the description or designation of the class of employees eligible to receive options under the Plan, extend the term of the Plan or of options granted thereunder, or make any alteration or amendment to the Plan as to which approval by shareholders is necessary for Rule 16b-3 of the Securities and Exchange Commission; and provided, further, that, without the consent of the optionees, no change may be made in any option theretofore granted which will impair the rights of such optionees.

17.      COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES.

         a. No option shall be exercisable and no shares of Common Stock will be delivered under this Plan except in compliance with all applicable federal and state laws and regulations including, without limitation, compliance with the rules of all stock exchanges on which the Company's Common Stock may be listed. Any share certificate issued to evidence shares of Common Stock may bear legends and statements the Board shall deem advisable to assure compliance with federal and state laws and regulations. No option shall be exercisable, and no shares will be delivered under this Plan, until the Company has obtained consent or approval from regulatory bodies, federal or state, having jurisdiction over such matters as the Board may deem advisable.

         b. In the case of the exercise of an option by a person or estate acquiring the right to exercise the option by bequest or inheritance, the Board may require reasonable evidence as to the ownership of the option and may require such consents and releases of taxing authorities that it may deem advisable.